                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

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                                MEDAMICUS, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MedAmicus, Inc.
15301 Highway 55 West
Plymouth, Minnesota 55447
(763) 559-2613

NOTICE AND PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 24, 2003

NOTICE

To the Holders of Common Stock of MedAmicus, Inc.:

        The Annual Meeting of Shareholders of MedAmicus, Inc. (the “Company”) will be held at the Radisson Hotel & Conference Center, 3131 Campus Drive, Plymouth, MN 55441, on Thursday, April 24, 2003 at 3:45 p.m. Minneapolis time, for the following purposes:

1.	To elect five (5) directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected;

2.	To amend the MedAmicus, Inc. Stock Option Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 300,000, from 400,000 to 700,000;

3.	To ratify the appointment of McGladrey & Pullen, LLP as independent auditors for the Company for the fiscal year ending December 31, 2003, and

4.	To consider and act on such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        The Company’s Board of Directors has fixed the close of business on March 12, 2003 as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting and any adjournment or postponements thereof.

By Order of the Board of Directors James D. Hartman Secretary

March 21, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES.

MedAmicus, Inc.

15301 Highway 55 West
Plymouth, Minnesota 55447
(763) 559-2613

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS, APRIL 24, 2003

This Proxy Statement is furnished to shareholders of MedAmicus, Inc., a Minnesota corporation (“MedAmicus” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders to be held on Thursday, April 24, 2003 at 3:45 p.m. Minneapolis time at the Radisson Hotel & Conference Center, 3131 Campus Drive, Plymouth, MN 55441, and at any adjournment or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of Proxy were first mailed to shareholders of the Company on or about March 21, 2003.

SOLICITATION AND REVOCATION OF PROXIES

The costs and expenses of solicitation of proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally or by telephone, but such persons will not be specifically compensated for such services.

Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in this form may revoke it before it is exercised either by submitting a new proxy bearing a date later than any prior proxy or by attending the meeting in person and completing a ballot at the meeting. All shares represented by timely, valid and unrevoked proxies will be voted at the annual meeting in accordance with the specifications indicated thereon. If no specification is indicated on a proxy, the proxy will be voted in favor of each of the directors nominated by the Board of Directors and in favor of Proposals 2 and 3 described herein.

VOTING SECURITIES AND RIGHTS

Only shareholders of record at the close of business on March 12, 2003 are entitled to vote at the annual meeting. On that date there were outstanding 4,727,393 shares of the Company’s common stock, $.01 par value per share (the “Common Shares”). Each holder of Common Shares is entitled to one vote for each share held with respect to the matters mentioned in the foregoing Notice of Annual Meeting of Shareholders and any other matters that may properly come before the meeting. A quorum, consisting of a majority of Common Shares entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting.

Under Proposal 1, each director nominee will be elected if approved by the affirmative vote of the holders of a plurality of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. Proposals 2 and 3 presented to the Company’s shareholders at this Annual Meeting will be approved by the affirmative vote of the holders of a greater of (a) a majority of the Company’s Common Shares present at the Annual Meeting, either in person or by proxy, and entitled to vote on that proposal or (b) the majority of the minimum number of shares of Common Shares of the Company which would constitute a quorum for transacting business at the Annual Meeting of Shareholders. Proxies indicating abstention from a vote and broker non-votes will be counted toward determining whether a quorum is present at the meeting, but will not be counted toward determining if a majority of the Common Shares present has voted affirmatively.

OWNERSHIP OF VOTING SECURITIES BY PRINCIPAL HOLDERS AND MANAGEMENT

The following table sets forth certain information as of March 12, 2003 with respect to the Company’s Common Shares beneficially owned by (i) each director and each nominee for director, (ii) each person known to the Company to beneficially own more than five percent of the Company’s Common Shares, (iii) each executive officer named in the Summary Compensation Table (the “Named Executive Officers”), and (iv) all executive officers and directors as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1) (2)(3)	Percentage of Outstanding Shares(2)
James D. Hartman	199,550(4)	4.1%
15301 Highway 55 West
Plymouth, MN 55447
Richard F. Sauter	36,400	*
205 Kentucky Ave. North
Golden Valley, MN 55427
Thomas L. Auth	66,000	1.4%
8 Evergreen Road
North Oaks, MN 55127
Michael M. Selzer	16,000	*
205 Black Oaks Lane North
Wayzata, MN 55391
Michael D. Dale	10,000	*
1450 Hunter Drive
Wayzata, MN 55391
Albert Emola	5,000	*
50 Peninsula Road
Dellwood, MN 55110
Mark C. Kraus	45,340	*
15301 Highway 55 West
Plymouth, MN 55447
All Executive Officers and Directors	378,290	7.6%
as a Group (7 persons)

_________________ * Less than 1%

(1)	Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares.

(2)

Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person.

(3)

Includes the following number of shares which could be purchased under stock options exercisable within sixty (60) days of March 12, 2003: Mr. Hartman, 126,500 shares; Mr. Sauter 30,000 shares; Mr. Auth, 21,000 shares; Mr. Selzer 6,000 shares; Mr. Dale, 10,000 shares; Mr. Emola, 5,000 shares; Mr. Kraus, 44,500 shares; and All Executive Officers and Directors as a Group, 243,000 shares.

(4)

Also includes, 5,000 shares owned by Mr. Hartman’s adult child, as to which he shares voting and investment control and 500 shares owned by Mr. Hartman’s spouse over which she exercises sole voting and investment control.

2

PROPOSAL 1:
ELECTION OF DIRECTORS

Five directors are to be elected at this Annual Meeting. The Board has nominated for election the five persons named below and each has consented to being named a nominee. If elected, all directors will serve until the next Annual Meeting of Shareholders or until their successors have been elected and qualified.

All of the nominees for election as directors are presently directors of the Company. One incumbent director, Mr. Michael Selzer, is not standing for re-election at this Annual Meeting. Additionally, Mr. Albert Emola was elected to the Board of Directors on January 10, 2003. Each of the nominees listed below have consented to serve, if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. It is the intention of the individuals named as proxies to vote “FOR” each nominee (unless otherwise directed). If any nominee should be unable to serve as a director, it is the intention of the individuals named as proxies to vote for the election of such person or persons as the Board of Directors may, in its discretion, recommend.

Information regarding the persons nominated for election as directors is as follows:

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

James D. Hartman, age 57, was elected Chief Executive Officer in February 1996 and President of the Company in February 1995. Mr. Hartman has been Chief Financial Officer of the Company since January 1991 and has been Secretary and a director of the Company since March 1991. Mr. Hartman also served as Executive Vice President of the Company from April 1993 until February 1995. From May 1989 to August 1990, Mr. Hartman served as Vice President-Finance for Viking Electric Supply, Inc., a distributor of electrical supplies and tools based in the Minneapolis, Minnesota area.

Richard F. Sauter, age 61, became a director of the Company in March 1992. Mr. Sauter retired from the University of St. Thomas in 2002 and holds the title of Professor Emeritus from that institution. From September 1990 until August 2002 he was a Professor of Marketing at St. Thomas. From April 1974 until March 1990, Mr. Sauter served in various positions at Medtronic, Inc., a medical device manufacturer located in Minneapolis, Minnesota, most recently as Corporate Vice President of New Ventures.

Thomas L. Auth, age 58, became a director of the Company in October 1999. Mr. Auth is a private investor and the owner and Chief Executive Officer of Vomela Specialty Company, a graphics design and manufacturing company. Mr. Auth was the Chief Executive Officer and a director of ITI Technologies, Inc., a publicly held company, from 1981 until May 2000. ITI was a leading designer and manufacturer of electronic security products. In May 2000, ITI merged with SLC Technologies, Inc. to form a new publicly held company, Interlogix, Inc. and Mr. Auth served as Chairman of the Board of Directors of Interlogix, until February 2002 when Interlogix was acquired by the General Electric Company. Mr. Auth serves on the Board of AeroSystems Engineering, Inc., a publicly held company, and on the Boards of several privately held companies. Mr. Auth is also a certified public accountant.

Michael D. Dale, age 43, became a director of the Company in January 2002. Mr. Dale was appointed President and Chief Executive Officer of ATS Medical, Inc., a medical device manufacturer, in October of 2002. Previously Mr. Dale worked for Endocardial Solutions, Inc. from December 1998 until October 2002 as Vice President of Sales and Marketing. From October 1996 until joining Endocardial, Mr. Dale was Vice President of Global Sales for Cyberonics, Inc., a medical device company, and additionally as managing director of Cyberonics Europe, S.A. From July 1988 until October 1996, Mr. Dale served in several capacities at St. Jude Medical, Inc., most recently as the Business Unit Director for St. Jude Medical Europe.

Albert Emola, age 52, has been a director of the Company since January 2003. Mr. Emola was appointed President and Chief Executive Officer of Vital Images, Inc., a manufacturer of 3D medical imaging software, in December 1999 and served in that position until February 2002. From January 1999 until December 1999, Mr. Emola served as an independent management consultant. From August 1994 to January 1999, Mr. Emola served as President and Chief Executive Officer of Flexmedics Corporation, a designer and manufacturer of nitinol-based medical products. From May 1991 until August 1994, Mr. Emola served as a consultant to start-up medical companies requiring broad-based strategic direction. From 1976 to 1991, Mr. Emola served in marketing, strategic planning and business development roles at St. Jude Medical, Inc., American Hospital Supply Corporation and Bristol Myers, Inc.

_________________

MANAGEMENT RECOMMENDS SHAREHOLDERS VOTE “FOR”
EACH OF THE NOMINEES LISTED ABOVE.

_________________

OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

Board Meetings
The Board of Directors met nine times during 2002. Each director attended at least 75% of the total number of Board meetings and the meetings of Committees upon which he served in 2002.

Committees of the Board of Directors
The Board has established a Compensation Committee and an Audit Committee. As Mr. Selzer is not standing for re-election as a director at this Annual Meeting, he will cease serving as a member of the Audit Committee after this Annual Meeting. Additionally, Mr. Emola was elected to the Board in January 2003 and began serving on the Audit Committee in February 2003. The composition and function of each of the Committees is set forth below:

Compensation Committee
The Compensation Committee of the Board of Directors, which is currently comprised of Messrs. Auth (Chair) and Dale, met once during 2002. Among other duties, the Compensation Committee reviews compensation of the Company’s officers for fairness and competitiveness, determines the necessity for, and content of, any officer employment contracts, advises and recommends incentives in the form of overall corporate bonus plans and determines bonuses and grants of stock options for the Company’s officers. The Compensation Committee also has the authority to make awards under, and adopt and alter administrative rules and practices governing, the Company’s qualified or unqualified benefits plans, including the Company’s stock option plans. The Compensation Committee also reviews the performance of the Company’s chief executive officer.

Audit Committee
The Audit Committee of the Board of Directors, which was comprised of Messrs. Sauter (Chair), Selzer and Auth, met three times in 2002. Mr. Emola began serving on the Audit Committee in February 2003. The Audit Committee oversees the Company’s internal control structure and financial reporting activities, reviews the scope of the annual audit, reviews non-audit services performed by auditors to determine and maintain auditor independence, selects the Company’s independent auditors, reviews the Company’s audited financial statements prior to release to the public and conducts discussions with the Company’s independent auditors each quarter in connection with their quarterly review.

Report of the Audit Committee
The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s financial reporting system by overseeing and monitoring management’s and the independent auditors’ participation in the financial reporting process. The Committee acts under a written charter first adopted and approved by the Board of Directors on June 29, 2000.

Mr. Sauter (Chair), Mr. Auth, Mr. Selzer and Mr. Emola are the members of the Audit Committee and each is an “independent director” as defined by The Nasdaq Stock Market listing standards. In addition to the three full meetings between the audit committee and McGladrey & Pullen, LLP, at the end of each quarter, the Chairman of the audit committee discussed with McGladrey & Pullen, LLP their findings and procedures relative to the quarterly reviews performed by McGladrey & Pullen, LLP. These meetings and discussions were designed to facilitate and encourage communication between the Audit Committee and the Company’s independent auditors, McGladrey & Pullen, LLP.

In this context, the Audit Committee has reviewed and discussed with management and with McGladrey & Pullen, LLP, the audited financial statements. The Audit Committee has discussed with McGladrey & Pullen, LLP the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, as amended by SAS 89 and SAS 90, (Audit Committee Communications). In addition, the Audit Committee has received from McGladrey & Pullen, LLP the written disclosures required by Independence Standards Board No. 1 (independence discussions with Audit Committees) and discussed with McGladrey & Pullen, LLP its independence from the Company and its management. The Audit Committee has also considered whether McGladrey & Pullen, LLP’s provision of other non-audit services to the Company is compatible with auditor independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-KSB for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Richard F. Sauter, Chairman
Michael M. Selzer
Thomas L. Auth
Albert Emola

Remuneration of Members of the Board of Directors
Members of the Board of Directors currently receive $500 for each Board meeting attended and $250 for each Board update meeting or Committee meeting attended that are not a part of a regular or special Board meeting. In addition to receiving cash compensation for attending meetings, each non-employee director is periodically granted stock options under the shareholder approved 1999 Non-Employee Director and Medical Advisory Board Stock Option Plan (the “Director Plan”). The Director Plan was approved by shareholders on April 27, 2000 and effectively superceded the 1996 Non-Employee Director and Medical Advisory Board Stock Option Plan.

Under the terms of the Director Plan, each non-employee director is granted an option to purchase 15,000 Common Shares upon initial election to the Board of Directors. If the non-employee director continues to serve as a member of the Board of Directors, the non-employee director is granted an option to purchase 18,000 Common Shares on the third anniversary of the date of the initial option grant and is granted an option to purchase 21,000 Common Shares each third anniversary thereafter. The exercise price of options granted under the Director Plan is 100% of the fair market value of the common stock on the date of grant and the term of the option is eight years. Each option vests and becomes exercisable in three equal installments, with one-third of the shares underlying the option vesting as of the date of grant and one-third of the shares underlying the option vesting on the anniversary of the date of grant each of the next two years, if the non-employee director is re-elected to the Board. Options granted to non-employee directors may become fully vested under certain circumstances constituting a change in control of the Company.

In 2000 and 2001, no non-employee director was granted a stock option under the Director Plan. In 2002, the Company granted stock options to the following non-employee directors in recognition of their services:

Name	Date of Grant	Number of Shares of Common Stock Underlying Options	Exercise Price ($/Share)

Thomas Auth	October 28, 2002	18,000	6.95
Mike Dale	January 3, 2002	15,000	14.86
Richard Sauter	April 25, 2002	18,000	8.40
Mike Selzer	October 28, 2002	18,000	6.95

5

EXECUTIVE OFFICERS OF THE COMPANY

The Company has two executive officers, James D. Hartman and Mark C. Kraus. Biographical and other information regarding Mark C. Kraus is set forth below. Information about James D. Hartman, the Company’s President and Chief Executive Officer, may be found under the heading “Nominees For Election to the Board of Directors.”

Mark C. Kraus, age 39, has been with the Company since February 1992. He was elected Vice President of Operations in January 1998, was named Vice President and General Manager of the Percutaneous Delivery Solutions Division in January 1999 and was named Executive Vice President and Chief Operating Officer in February 2002. Prior to that he served as Director of Manufacturing from July 1996; Manufacturing Manager of the Gynecology Division from January 1995; Manufacturing Manager of the Percutaneous Delivery Solutions Division from November 1992; and Sales Engineer from February 1992. Mr. Kraus also held manufacturing engineering positions with GV Medical, Inc. and Honeywell, Inc. from 1987 to 1992.

EXECUTIVE COMPENSATION

The following table shows, for the fiscal years ending December 31, 2002, 2001 and 2000, the cash and other compensation paid by the Company to James D. Hartman, the Company’s Chief Executive Officer and to Mark C. Kraus, the Company’s only other executive officer whose total cash compensation exceeded $100,000 in the year ended December 31, 2002 (the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation			Long-term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(1)	Securities Underlying Options(#)
James D. Hartman,	2002	$187,692	$14,256	$4,182	$15,000
Chief Executive Officer and	2001	167,692	51,482	1,582	15,000
President	2000	147,692	11,816	1,878	10,000
Mark C. Kraus,	2002	$137,692	$10,623	$2,982	15,000
Executive Vice President and	2001	117,692	32,542	1,287	10,000
Chief Operating Officer	2000	99,077	18,054	1,434	30,000

(1)	Consists of a matching contribution made by the Company to its 401(k) plan and payments to cover long-term disability insurance premium charges.

6

Option/SAR Grants During Fiscal Year

The following table contains information concerning grants of stock options to the Named Executive Officers during fiscal year ending December 31, 2002:

	Options Granted	% of Total Options Granted to Employees in 2002	Exercise Price Per Share ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name					5%	10%

James D. Hartman	15,000	13.56%	$14.79	02/10/08	$75,450	$171,171
Mark C. Kraus	15,000	13.56%	$14.79	02/10/08	$75,450	$171,171

(1)

These amounts represent the realizable value of the subject options six years from the date of grant (the term of each option), without discounting to present value, assuming appreciation in the market value of the Company’s common stock from the market price on the date of grant at the rates indicated. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

(2)

The options vest with respect to 20% of the shares underlying the option, beginning on the first anniversary of the date of grant and on each anniversary of the date of grant thereafter for a total of five years.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

The following table indicates the exercise of stock options during the fiscal year ending December 31, 2002 by Named Executive Officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable (#)	In-the-money Option at Fiscal Year-End ($) Exercisable/Unexercisable
James D. Hartman	12,000	$135,000	112,500 / 45,000	$775,383/$169,880
Mark C. Kraus	0	0	33,625 / 45,750	$218,854/$174,653

Performance Graph
The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has chosen to use the Nasdaq Stock Market (U.S. Companies) Index as its broad market index and the Nasdaq Non-Financial Stock Index as its peer group index. The table below compares the cumulative total return as of the end of each of the Company’s last five fiscal years on $100 invested as of December 31, 1997 in the common stock of the Company, the Nasdaq Stock Market Index and the Nasdaq Non-Financial Stock Index, assuming the reinvestment of all dividends:

	12/31/97	12/31/98	12/31/99	12/29/00	12/31/01	12/31/02
MedAmicus, Inc.	$100.00	$ 35.24	$ 46.04	$156.25	$565.82	$307.27
Nasdaq Stock Market (U.S.)	$100.00	$139.63	$259.13	$157.32	$131.92	$ 85.05
Nasdaq Non-Financial Stocks	$100.00	$146.75	$287.81	$167.75	$128.19	$ 83.85

Since the Company’s fiscal year ends on the last calendar day of December each year, data in the above table reflects market values for the Company’s stock and Nasdaq indices as of the close of trading on the last trading day of each year presented.

Employment Agreement
The Company and James D. Hartman entered into an employment agreement dated February 19, 1996 that had an initial term through December 31, 1996. Since December 31, 1996, the agreement has continued on a month-to-month basis and may be terminated by either the Company or the employee upon thirty days written notice. The annual base salary of Mr. Hartman as set by the Board of Directors for 2003 is $200,000. In addition, the Company may terminate Mr. Hartman’s employment for cause and upon his death or incapacity. The agreement contains non-competition, confidentiality and assignment of invention provisions benefiting the Company.

Report of the Compensation Committee
This is a report of the Compensation Committee of the Board of Directors of the Company, which is comprised of Messrs. Auth (Chair) and Dale, both of which are non-employee directors. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under either such Act.

The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the salaries, compensation and benefits of executive officers and senior management of the Company.

The Company’s policy with respect to the compensation of executive officers is based upon the following principles: (1) executive base compensation levels should be established by comparison of job responsibility to similar positions in comparable companies and be adequate to retain highly-qualified personnel and (2) variable compensation should be established to provide incentive to improve performance and shareholder value. In determining executive officers’ annual compensation, the Compensation Committee considers the overall performance of the Company, as well as the particular executive officer’s position at the Company and the executive officer’s performance on behalf of the Company. Rather than applying a formulaic approach to determining annual compensation, the Compensation Committee uses various surveys of executive compensation for companies of a similar size in comparable industries as a basis for determining competitive levels of cash compensation.

During 2002, salaries of executive officers, including the Company’s Chief Executive Officer, were set at levels that recognized salary rates in the industry. The Company believes that such salaries approximate the salaries of similarly situated individuals at comparable companies. Mr. Hartman’s base salary was $187,692 in 2002 as compared to $167,692 in 2001. The increase in base salary of $20,000 represents both a merit increase, as well as a market adjustment.

Executive officers are also eligible for discretionary bonuses, which the Board of Directors awards based upon the Company’s overall performance and the contribution to such performance made by the executive officers’ areas of responsibility. For 2002, the Compensation Committee established performance goals upon which cash bonuses would be established. Based upon realization of such goals, the Compensation Committee and the Board granted Mr. Hartman a $14,256 bonus for 2002. The Compensation Committee is establishing specific performance goals for 2003 upon which cash bonuses will be established.

The Company provides long-term incentives to its executives, and ties a portion of executive compensation to Company performance, through grants of stock options under the Company’s Stock Option Incentive Plan. During 2002, the Company granted Mr. Hartman an option to purchase 15,000 shares for his services as President and Chief Executive Officer. The Committee believes this grant appropriate compensation for Mr. Hartman’s performance during 2002 and believes that the grant provides Mr. Hartman an additional incentive to improve the performance of the Company and the performance of its common stock in the market.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all required Section 16(a) filings applicable to officers, directors and greater than ten percent shareholders in 2002 were timely filed.

PROPOSAL 2:
AMENDMENT OF THE MEDAMICUS, INC. STOCK OPTION INCENTIVE PLAN

The Board of Directors of the Company recommends the adoption of an amendment to the MedAmicus, Inc. Stock Option Incentive Plan (the “Incentive Plan”). The Amendment, as adopted by the Board of Directors on February 6, 2003, will increase the number of shares issuable pursuant to options under the Incentive Plan from 400,000 to 700,000 Common Shares.

The Incentive Plan currently provides for the granting of options to purchase up to an aggregate of 400,000 Common Shares to employees of the Company. The Amendment increases the maximum number of Common Shares available to 700,000. In the event of a change in corporate structure or capitalization affecting the Company’s Common Shares, the maximum number of shares available under the Incentive Plan and subject to outstanding options will be adjusted accordingly. Any unsold shares subject to option under the Incentive Plan which for any reason expires or otherwise terminates may again be subject to option under the Incentive Plan. Options that are granted under the Incentive Plan may be either options that qualify as incentive stock options (“Incentive Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (“Code”), or those that do not qualify as Incentive Options (“Non-Incentive Options”).

The Incentive Plan has the following additional features:

Administration
The Incentive Plan must be administered by a committee appointed by the Board of Directors of at least two directors who are disinterested administrators or non-employee directors within the meaning of Section 16 of the Securities Exchange Act of 1934. The Incentive Plan is currently administered by the Compensation Committee of the Board of Directors, which is composed of two non-employee directors.

The Compensation Committee, subject to the terms of the Incentive Plan, has the authority to select employees to whom options will be granted, and to determine the terms of the options, including the number of shares subject to each option, the option exercise price, the option duration, the manner in which the option becomes exercisable and whether the option is an Incentive Option or Non-Incentive Option.

Eligible Employees
All employees are eligible to receive options under the Incentive Plan, including officers and directors of the Company who are also employees of the Company. As of February 6, 2003, approximately 131 persons were eligible to receive options under the Incentive Plan. While the Compensation Committee has established no formal policy, currently all salaried employees of the Company, upon reaching 90 days of service, have been granted options to purchase 2,500 to 4,500 Shares of Common Stock depending upon levels of responsibility. In addition, all hourly employees of the Company, upon reaching one year of service, and on each one year anniversary thereafter, have been granted options to purchase 100 Shares of Common Stock. The Compensation Committee has granted the Company’s management the authority to grant options to purchase up to 300 additional shares to hourly employees on an annual basis, based on their level of contribution towards achieving the Company’s goals.

Option Pricing and Vesting
Incentive Options may not be granted at a purchase price less than the fair market value of the Common Shares on the date of the grant (or, for an option granted to a person holding more than 10% of the Company’s voting stock, at less than 110% of fair market value) and Non-Incentive Options may not be granted at a purchase price less than 85% of fair market value on the date of grant. Options vest and become exercisable in accordance with a schedule to be fixed by the Compensation Committee. The options become immediately exercisable in full if the Company merges or consolidates with another corporation and is not the surviving corporation or if the Company transfers all or substantially all of its business or assets to another person.

Duration of Options
The term of each option, which is fixed at the date of grant, may not exceed six years from the date the option is granted (except that an Incentive Option granted to a person holding more than 10% of the company’s voting stock may be exercisable only for five years). Options may be made exercisable in whole or in installments, as determined by the Compensation Committee. Options which have been granted to employees who terminate employment due to death or disability may be exercised for a period of one year after the employee’s termination by the optionee or the person(s) to whom the rights under such option shall have passed, as the case may be. An optionee who leaves the Company for reasons other than death, disability or termination for cause has three months after termination in which to exercise his or her options.

Transfer
Options may not be transferred other than by will, the laws of descent and distribution, or, if applicable, pursuant to a qualified domestic relations order. During the lifetime of an optionee, options may be exercised only by the optionee.

Amendment
The Board of Directors may amend the Incentive Plan as it deems advisable. The Board of Directors may terminate the Incentive Plan at any time, provided that outstanding options are not affected.

Outstanding Options
Please see “Other Information Regarding Equity Compensation Plans” and the “Summary Compensation Table” for additional information regarding outstanding options.

Effect of Federal Income Taxation
Counsel for the Company has advised that the federal income tax attributes of options granted under the Incentive Plan are as described in the following paragraphs:

Under the Code, the recipient of an Incentive Option receives a tax benefit of income deferral if the recipient meets the holding period requirements of Section 422 of the Code. Although neither the grant nor the exercise of an Incentive Option results in taxable income to the optionee or a deduction of the issuer; the amount by which the fair market value of the Common Shares on the date of exercise exceeds the exercise price is an item of adjustment under the Code, as amended, and may therefore subject the optionee to alternative minimum tax. Assuming the holding period requirements are met, upon the ultimate sale of the Common Shares acquired upon the exercise of an Incentive Option, the amount by which the sale price exceeds the exercise price will be treated as a long-term capital gain. Although there is no limitation on the value of Common Shares subject to the Incentive Option, the aggregate fair market value of the Common Shares (determined as of the date of grant) that may become first exercisable with respect to any recipient in any calendar year under the Incentive Plan may not exceed $100,000.

Generally, the acquisition of Common Shares through the exercise of Non-Incentive Options will result in compensation income to the optionee, subject to withholding, as of the date of exercise in an amount by which the fair market value of the Common Shares at such date exceeds the exercise price. Upon exercise, the Company will generally be entitled to a deduction in an identical amount. When an optionee disposes of such Common Shares, any difference between the amount received and the fair market value of the Common Shares on the date of exercise will be treated as a long- or short-term capital gain, as the case may be, depending on the period of time the optionee has held the Common Shares. The foregoing summary of the effect of federal income taxation upon participants in the Incentive Plan with respect to the receipt of an option or Common Shares received upon the exercise of any option does not purport to be complete. Reference is made to the applicable provisions of the Code.

Registration with the SEC
The Company intends to file a Registration Statement covering the additional 300,000 shares authorized under the Incentive Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, within twelve months after Shareholder approval.

The foregoing summary of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the Incentive Plan itself. The full text of the Incentive Plan will be provided to any shareholder who desires a copy, upon written request to the Company, Attention: Secretary, 15301 Highway 55 West, Plymouth, Minnesota 55447.

The affirmative vote of a majority of the Common Shares present, in person or by proxy, and entitled to vote at this Annual Meeting is required to approve Proposal 2.

_________________

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR”
PROPOSAL 2: AMENDMENT OF THE STOCK OPTION INCENTIVE PLAN.

_________________

Other Information Regarding Equity Compensation Plans
The following table sets forth information regarding our equity compensation plans in effect as of December 31, 2002. Each of our equity compensation plans is an “employee benefit plan” as defined by Rule 405 of Regulation C of the Securities Act of 1933.

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of common stock remaining available for future issuance under equity compensation plans

Equity compensation plans approved
by stockholders:

1989 Stock Option Incentive Plan	103,500	$1.39	0

Stock Option Incentive Plan (1999)	241,400	$7.92	140,600

1996 Non-Employee Director and	9,000	$3.02	0
Medical Advisory Board Stock
Option Plan

1999 Non-Employee Director and	101,500	$6.76	63,500
Medical Advisory Board Stock
Option Plan

Equity compensation plans not
approved by shareholders:

1991 Non-Statutory Stock Option
Plan	87,500	$1.48	0

Totals	542,900	$5.34	204,100

The Company’s Board of Directors adopted the 1991 Non-Statutory Stock Option Plan (the “Non-Statutory Plan”), sometimes referred to as the 1991 Non-Qualified Plan, effective as of January 7, 1991 to allow for stock option grants to certain key employees of the Company. The Non-Statutory Plan is administered by the Board or by a committee appointed by the Board of Directors of at least two directors. The Non-Statutory Plan is currently administered by the Company’s Compensation Committee. The Compensation Committee has the power to terminate or amend the Non-Statutory Plan in its discretion, provided that no termination or amendment may impair any option previously granted under the Non-Statutory Plan. There are 200,000 Common Shares reserved for issuance under the Non-Statutory Plan and as of December 31, 2002, options to purchase 87,500 Common Shares remain outstanding. The Compensation Committee will determine the key employees eligible to receive a stock option grant, the exercise price of such stock option and vesting. The Compensation Committee may also determine the option exercise period for any stock option, which may not exceed fifteen years from the date of grant and which will terminate earlier upon termination of the employment of the optionee. Further, notwithstanding any vesting schedule determined by the Compensation Committee, vesting of the stock option will accelerate upon certain events constituting a “change of control.” Stock options granted under the Non-Statutory Plan are not transferable. The Non-Statutory Plan will terminate on December 31, 2005.

PROPOSAL 3:
APPOINTMENT OF INDEPENDENT AUDITORS

At the annual meeting, a resolution will be presented to ratify the appointment by the Company’s Board of Directors of McGladrey & Pullen, LLP, as independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2003 and to perform other accounting services as determined by the Company’s Audit Committee.

McGladrey & Pullen, LLP has audited the financial statements of the Company as of and for the years ended December 31, 1995 through 2002.

McGladrey & Pullen, LLP has advised the Company that it has no direct financial interest or material indirect financial interest in the Company. Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they so desire, and will be available to respond to questions of the shareholders.

Audit Fees
Aggregate fees by McGladrey & Pullen, LLP, for professional services rendered for the audit of the Company’s annual financial statements, review of the Company’s quarterly reports on Form 10-QSB and assistance with the annual report and Form 10-KSB for the most recent fiscal year, totaled $41,500. Aggregate fees by McGladrey & Pullen, LLP, for professional services rendered for assistance with registration statements filed during the most recent fiscal year, attendance at Audit Committee meetings, and consultation on audit and accounting matters were approximately $32,015.

All Other Fees
There were no fees by McGladrey & Pullen, LLP, or associated entities for services provided with respect to the design and implementation of financial information systems during the most recent fiscal year. Aggregate fees by McGladrey & Pullen, LLP, and associated entities for all other professional services (principally tax return preparation) rendered to the Company during the most recent fiscal year were approximately $23,740.

_________________

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF MCGLADREY & PULLEN.

_________________

ANNUAL REPORT

The Company’s Annual Report for the fiscal year ended December 31, 2002, which includes the Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission, accompanies this Notice of Annual Meeting and proxy solicitation material. A copy of the Company’s Form 10-KSB Annual Report, excluding exhibits, as filed with the Securities and Exchange Commission, may be obtained by shareholders without charge upon written request to the Company’s Secretary at the address indicated on this Proxy Statement.

PROPOSALS OF SHAREHOLDERS

Any shareholder proposal intended for inclusion in the Company’s proxy material for the 2004 Annual Meeting of Shareholders must be received by the Secretary of the Company, no later than the close of business on November 21, 2003.

A shareholder who wishes to make a proposal for consideration at the 2004 Annual Meeting, but does not seek to include the proposal in our proxy material, must notify our Secretary. The notice must be received no later than February 5, 2004. If the notice is not timely, then the persons named on our proxy card for the 2004 Annual Meeting may use their discretionary voting authority when the proposal is raised at the meeting.

MISCELLANEOUS

The Board of Directors is not aware that any matter other than those described in the Notice of Annual Meeting of Shareholders to which this Proxy Statement is appended will be presented for action at the meeting. If, however, other matters do properly come before the meeting, it is the intention of the persons named in the proxy to vote the proxied shares in accordance with their best judgment on said matters.

It is important that proxies be returned promptly with instructions as to voting. Shareholders who do not expect to attend the meeting in person are urged to mark, sign, date and send in the proxies by return mail.

By Order of the Board of Directors James D. Hartman Secretary

March 21, 2003 14

                                MEDAMICUS, INC.

                        ANNUAL MEETING OF STOCKHOLDERS

                            THURSDAY, APRIL 24, 2003
                             3:45 P.M., LOCAL TIME

                      RADISSON HOTEL AND CONFERENCE CENTER
                               3131 CAMPUS DRIVE
                               PLYMOUTH, MN 55441

MEDAMICUS, INC.
15301 HIGHWAY 55 WEST, PLYMOUTH, MN 55447                                  PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING
ON APRIL 24, 2003.

The undersigned hereby appoints James D. Hartman or Richard F. Sauter, or either of them, with full power of substitution and revocation, the attorneys and proxies of the undersigned to attend the annual meeting of shareholders of
MedAmicus, Inc., a Minnesota corporation (hereinafter called "The Company"), to be held on Thursday, April 24, 2003 at 3:45 p.m., local time, and any adjournment thereof, and thereat to vote all the undersigned's shares in the
Company held as of March 12, 2003 which the undersigned would be entitled to vote at such Annual Meeting, hereby revoking all former proxies.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED
HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY
WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                      SEE REVERSE FOR VOTING INSTRUCTIONS.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1. Election of directors:    [ ]  Vote FOR          [ ] Vote WITHHELD
                                  all nominees          from all nominees
                                  (except as marked)

01 James D. Hartman   03 Thomas L. Auth   05 Albert Emola
02 Richard F. Sauter  04 Michael D. Dale

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE           ------------------------
FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S)         |                      |
OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)   ------------------------

2.   Amendment of the Stock Option Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder to 700,000.
                                    [ ]    For   [ ]    Against   [ ]    Abstain

3.   Proposal to approve the engagement of McGladrey & Pullen, LLP as the independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2003.
                                    [ ]    For   [ ]    Against   [ ]    Abstain

4.   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Address Change? Mark Box  [ ]                Date ______________________________

Indicate changes below:                           ------------------------
                                                  |                      |
                                                  ------------------------
                                                  Signature(s) in Box

                                                  Please sign exactly as name
                                                  appears below. When shares are
                                                  held by joint tenants, both
                                                  should sign. When signing as
                                                  attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  President or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.